Exhibit 10.8

L A M Y

LOAN AGREEMENT AND PROMISSORY NOTE

THIS LOAN AGREEMENT AND PROMISSORY NOTE (the “Note”), is made this 20th day of September, 2022, by and among Mr. Dwight Witmer (hereinafter, known as “LENDER”) and LAMY, a Corporation organized under the laws of the State of Wyoming (hereinafter, known as “BORROWER”).  BORROWER and LENDER shall collectively be known herein as “the Parties”.  In determining the rights and duties of the Parties under this Loan Agreement, the entire document must be read as a whole.

PROMISSORY NOTE

FOR VALUE RECEIVED, BORROWER promises to repay to the order of LENDER, the sum of $15,100.00 dollars together with interest thereon at a rate of 10 percent (%) per annum.

ADDITIONAL LOAN TERMS

The BORROWER and LENDER, hereby further set forth their rights and obligations to one another under this Loan Agreement and Promissory Note and agree to be legal bound as follows:

A.

Principal Loan Amount $15,100.00

B.

Loan Repayment Terms.

BORROWER will make payment(s) to LENDER in three (3) separate payments according to the following schedule:

1.

$5,100 on or before September 20, 2023,

2.

$5,000.00 on or before September 20, 2024,

3.

$5,000.00 on or before September 20, 2025,

4.

The interest amount is expected to be at $4,530; due with the final payment thereto.

C.

Collateral.

This loan is unsecured.

D.

Method of Loan Payment.

The BORROWER shall make all payments called for under this loan agreement by sending check or other modern method of payment, payable to Mr. Dwight Witmer.

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E.

Default.

The occurrence of any of the following events shall constitute a Default by the BORROWER of the terms of this loan agreement and promissory note:

1)

BORROWER’S failure to pay any amount due as principal or interest on the date required under this loan agreement.

2)

BORROWER seeks an order of relief under the Federal Bankruptcy laws.

3)

A federal tax lien is filed against the assets of BORROWER.

F.

Additional Provisions Regarding Default.

1)

Addressee and Address to which LENDER is to give BORROWER written notice of default:

201 Allen Street.

Unit 10104

New York City, New York 10002

If BORROWER gives written notice to LENDER that a different address shall be used, LENDER shall use that address for giving notice of default (or any other notice called for herein) to BORROWER.

2)

Cure of Default.  Upon default, LENDER shall give BORROWER written notice of default.  Mailing of written notice by LENDER to BORROWER via U.K. or U.S. Postal Service Certified Mail shall constitute prima facie evidence of delivery.  BORROWER shall have 15 days after receipt of written notice of default from LENDER to cure said default.  In the case of default due solely to BORROWER’S failure to make timely payment as called for in this loan agreement, BORROWER may cure the default by either:  (i) making full payment of any principal and accrued interest (including interest on these amounts) whose payment to LENDER is overdue under the loan agreement and, also, the late-payment penalty described below.

3)

Penalty for Late Payment.  There shall also be imposed upon BORROWER a 2% penalty for any late payment computed upon the amount of any principal and accrued interest whose payment to LENDER is overdue under this loan agreement and for which LENDE has delivered a notice of default to BORROWER.

4)

Indemnification of Attorneys Fees and Out-of-Pocket Costs.  Should any party materially breach this agreement, the non-breaching party shall be indemnified by the breaching party for its reasonable attorneys fees and out-of-pocket costs which in any way relate to, or were precipitated by, the breach of this agreement.  The term “out-of-pocket costs”, as used herein, shall not include lost profits.  A default by BORROWER which is not cured within 15 days after receiving a written notice of default from LENDER constitutes a material breach of this agreement by BORROWER.

G.

Parties That Are Not Individuals.

If any Party to this agreement is other than an individual (i.e., a corporation, a Limited Liability Company, a Partnership, or a Trust), said Party, and the individual signing on behalf of said Party, hereby represents and warrants that all steps and actions have been taken under the entity’s governing instruments to authorize the entry into this Loan Agreement.  Breach of any representation contained in this paragraph is considered a material breach of the Loan Agreement.

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H.

Integration.

This Agreement, including the attachments mentioned in the body as incorporated by reference, sets forth the entire agreement between the Parties with regard to the subject matter hereof.  All prior agreements, representations and warranties, express or implied, oral or written, with respect to the subject matter hereof, are superseded by this agreement.  This is an integrated agreement.

I.

Severability.

In the event any provision of this Agreement is deemed to be void, invalid, or unenforceable, that provision shall be severed from the remainder of this Agreement so as not to cause the invalidity or unenforceability of the remainder of this Agreement.  All remaining provisions of this Agreement shall then continue in full force and effect.  If any provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope and breadth permitted by law.

J.

Modification.

Except as otherwise provided in this document, this agreement may be modified, superseded, or voided only upon the written and signed agreement of the Parties.  Further, the physical destruction or loss of this document shall not be construed as a modification or termination of the agreement contained herein.

K.

Exclusive Jurisdiction for Suit in Case of Breach.

The Parties, by entering into this agreement, submit to jurisdiction in State of Wyoming for adjudication of any disputes and/or claims between the Parties under this agreement.

L.

State Law.

This Agreement shall be interpreted under, and governed by, the laws of the State of Wyoming.

IN WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, BORROWER and LENDER affix their signatures hereto.

BORROWER:

/s/Dwight Witmer, CEO

LAMY

LENDER:

/s/ Dwight Witmer

Dated: September 20, 2022

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